UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2014, the Board of Directors of Unwired Planet, Inc. (the “Company”) appointed Philip A. Vachon as the Company’s principal executive officer, replacing Eric Vetter in that role. Mr. Vetter will continue as the Company’s President, Chief Financial Officer and Chief Administrative Officer.

Mr. Vachon, age 57, has served as one of the Company’s directors since June 2013 and as Chairman of the Board of Directors of the Company since July 2013. In 2009, Mr. Vachon co-founded IPMG AG, a privately-held global intellectual property licensing firm, where he currently serves as a director. Mr. Vachon served as President of Liberate International, a software and services firm that serviced the telecommunications industry, from 2003 to 2007. Mr. Vachon previously served on the board of directors of Hostess Brands from 2007 to 2009.

Also effective as of June 2, 2014, Dallas Clement was elected to the Board of Directors of the Company to serve as a Class I director, which class of directors shall serve until the 2014 annual meeting of stockholders.

As a newly elected non-employee director, Mr. Clement will be entitled to receive equity compensation for his services on the Board of Directors of the Company, as described under the caption “Director Compensation” in the proxy statement relating to the Company’s 2013 Annual Meeting of stockholders, filed with the Securities and Exchange Commission on October 1, 2013. Pursuant to the Company’s Second Amended and Restated 1999 Directors’ Equity Compensation Plan, upon his election to the Board of Directors, the Company granted Mr. Clement non-qualified stock options to purchase 24,000 shares of the Company’s common stock and 18,000 restricted stock units. The options and restricted stock units vest over a three-year period beginning on the grant date in equal annual installments, contingent upon continued service on the Board of Directors of the Company, and the options will have an exercise price per share equal to the closing price of the common stock of the Company on the Nasdaq Global Market of The Nasdaq Stock Market on the grant date.

On June 3, 2014, the Company issued a press release regarding Mr. Clement’s election. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Unwired Planet, Inc. on June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

Dated: June 3, 2014	By:	/s/ Eric Vetter
	Name:	Eric Vetter
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Unwired Planet, Inc. on June 3, 2014.